Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-1 No. 333-232011) of Novus Therapeutics, Inc.;

(2)	Registration Statement (Form S-3 Nos. 333-226286 and 333-218949) of Novus Therapeutics, Inc.;

(3)

Registration Statement (Form S-8 No. 333-232428) pertaining to the Novus Therapeutics, Inc. 2014 Stock Incentive Plan, Novus Therapeutics, Inc. 2014 Employee Stock Purchase Plan, and Stand Alone Inducement Stock Options of Novus Therapeutics, Inc.;

(4)	Registration Statement (Form S-8 No. 333-216432 and No. 333-200413) pertaining to the 2014 Stock Incentive Plan and 2014 Employee Stock Purchase Plan of Tokai Pharmaceuticals, Inc.; and

(5)	Registration Statement (Form S-8 Nos. 333-210058 and 333-203032) pertaining to 2014 Stock Incentive Plan of Tokai Pharmaceuticals, Inc.;

of our report dated March 27, 2019, with respect to the consolidated financial statements for the year ended December 31, 2018 of Novus Therapeutics, Inc., included in this Annual Report on Form 10-K of Novus Therapeutics, Inc. for the year ended December 31, 2019.

/s/ Ernst & Young LLP

Irvine, California

March 16, 2020